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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HCA Employee Stock Purchase Plan of HCA - The Healthcare Company of our report dated February 5, 2001, with respect to the consolidated financial statements of HCA - The Healthcare Company included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------------

May 29, 2001
Nashville, Tennessee